EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-33555, 333-29725 and 333-54017 of CommScope, Inc. and subsidiary on Forms S-8 of our report dated January 29, 1999, appearing in this Annual Report on Form 10-K of CommScope, Inc. for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Hickory, North Carolina
March 23, 1999